EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 2 to Registration Statements on Form S-1 (No. 333-213810), on Form S-3 (No. 333-220769) and in Registration Statement on Form S-8 (Nos. 333-219109 and 333-208935) of OncoCyte Corporation of our report dated April 2, 2018 relating to the financial statements of OncoCyte Corporation, which appears in this Annual Report on Form 10-K.

/s/ OUM & Co. LLP

San Francisco, California
April 2, 2018